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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Pre-Registration Statement on Form S-3 (No. 333-06969) of our report dated August 12, 1996 appearing in Aames Financial Corporation's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report dated August 28, 1996 which appears in the Current Report on Form 8-K/A filed with the Commission on September 16, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Los Angeles, California
September 18, 1996